EXHIBIT 10.2
                                                              DOE Patent License

                       UNITED STATES DEPARTMENT OF ENERGY
                              WASHINGTON, D.C. 2058

                            EXCLUSIVE PATENT LICENSE

This Agreement made this 26 day of August, 2005, by and between the United States of America, as represented by the United States Department of Energy (hereinafter called "LICENSOR"), and HydroGen LLC (hereinafter called "LICENSEE").

ADDRESS OF LICENSEE:            1801 Route 51 South
                                Building 7
                                Jefferson Hills, PA 15025

LICENSED INVENTION(S):          U.S.    Patent    No.    4,978,591,     entitled
                                "Corrosion-free Phosphoric Acid Fuel Cell"; U.S.
                                Patent   No.   4,732,822,   entitled   "Internal
                                Electrolyte Supply System For Reliable Transport
                                Throughout  Fuel Cell Stacks";  U.S.  Patent No.
                                4,853,301,   entitled  "Fuel  Cell  Plates  With
                                Skewed Process Channels For Uniform Distribution
                                Of Stack  Compression  Load; and U.S. Patent No.
                                5,096,786,  entitled  "Integral  Edge  Seal  For
                                Phosphoric Acid Fuel Cells"

EFFECTIVE DATE:                 July 1, 2005

LICENSE TERMINATION DATE:       Upon expiration of the U.S. patents listed under
                                LICENSED INVENTIONS

PRACTICAL APPLICATION
TARGET DATE:                    December 1, 2005

SCOPE OF LICENSE:               In addition  to any  worldwide  rights  LICENSEE
                                already has in the LICENSED INVENTIONS, the exclusive license to make and sell LICENSED
                                INVENTIONS in the United States of America.

WITNESETH:

WHEREAS:  LICENSOR is the owner of the above-identified LICENSED INVENTIONS;

WHEREAS: LICENSEE'S predecessor company developed the LICENSED INVENTIONS under a federal grant, and pursuant to that grant, LICENSEE'S predecessor company acquired an unlimited, royalty and bonus free, non-exclusive license on the LICENSED INVENTIONS, which license has been transferred to LICENSEE;
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WHEREAS: LICENSEE seeks to commercialize technology that was, in part, developed as a result of the federal grant;

WHEREAS: to the knowledge of LICENSOR and LICENSEE, no other person or entity has sought to acquire a license on the LICENSED INVENTIONS, and the LICENSOR had determined to allow some or all of the LICENSED INVENTIONS to lapse, absent the LICENSEE'S agreement to pay the maintenance fees for the LICENSED INVENTIONS;

WHEREAS: LICENSEE desires to obtain an exclusive license in the above-identified LICENSED INVENTIONS.

WHEREAS: The interests of Federal Government and the public will be served by the granting of the license, as indicated by the LICENSEE'S intentions, plans, and ability to bring the invention to practical application, or otherwise promote the invention's utilization by the public.

WHEREAS: Exclusive licensing is a reasonable and necessary incentive to call forth the investment capital and expenditures needed to bring the LICENSED INVENTIONS to practical application, or otherwise promote the invention's utilization by the public.

WHEREAS: The proposed scope of exclusivity is not greater than reasonably necessary to provide the incentive for bringing the invention to practical application, as proposed by LICENSEE or otherwise to promote the invention's utilization by the public.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter contained, and other good and valuable consideration, the Parties hereto agree as follows:

1. LICENSOR hereby grants to Licensee, and Licensee hereby accepts, subject to the terms and conditions recited, an exclusive license to practice the LICENSED INVENTIONS as specified herein for the period of this license.

2. LICENSEE agrees to carry out the plan for development and/or marketing of the invention by the practical application target date set forth herein, and thereafter to continue to make the benefits of the LICENSED INVENTIONS reasonably accessible to customers in the United States and elsewhere. In this regard, LICENSEE agrees at a minimum, to expend at least $1,000,000 within twelve months of the date of the license, directed toward development and commercialization of LICENSED INVENTION.

3. The LICENSE may extend to subsidiaries of the LICENSEE, but is not assignable without approval of the LICENSOR in writing.

4. Sublicenses under this License may not be granted without the approval of LICENSOR. Licensee shall promptly furnish LICENSOR with a copy of any proposed sublicense, and if in a foreign language, an English text thereof. Any sublicense shall not be effective until approval is secured from LICENSOR in writing. A sublicense shall make reference to the License, including the rights retained by the Government.

5. LICENSEE agrees that any products embodying the LICENSED INVENTIONS or produced through the use of the inventions will be manufactured substantially in the United States.

6. LICENSEE shall submit periodic written reports, annually within 30 days of the anniversary date of this License and when specifically requested by the LICENSOR, on its efforts to bring the LICENSED INVENTIONS to a point of practical application, with particular reference to the development and marketing plan submitted, and the extent to which the LICENSEE thereafter continues to make the benefits of the invention reasonably accessible to the public.

7. ROYALTY PROVISIONS. This License is granted free of royalty or other payment obligations by LICENSEE.

8. MAINTENANCE COSTS OF THE LICENSED INVENTIONS. LICENSEE has paid or shall pay all costs for maintaining the LICENSED INVENTIONS at the U.S. Patent and Trademark Office.

9. The license shall be subject to the irrevocable, royalty-free right of the Government of the United States to practice and have practiced the LICENSED
INVENTIONS on behalf of the United States and on behalf of any foreign government or international organization under any existing or future treaty or agreement with the United States. LICENSOR also reserves the right to grant research licenses for non-commercial use(s) of LICENSED INVENTIONS.

10. LICENSOR reserves the right to require LICENSEE to grant sublicenses to responsible applicants, on reasonable terms, when necessary to fulfill health or safety needs.

11. LICENSEE shall promptly report to LICENSOR and change in mailing address, name or company affiliation during the period of this License, and LICENSEE shall promptly report discontinuance of his making the benefits of this LICENSED INVENTION reasonably accessible to the licensed country(s).

12. LICENSOR makes no warranty or representation as to the validity of any licensed patent(s) or patent application(s) or that the exercise of this License will not result in the infringement of any patent(s), nor shall LICENSOR assume any liability whatsoever resulting from the exercise of this License.

13. LICENSOR makes no representations, extends no warranties of any kind, either express or implied and assumes no responsibilities whatever with respect to manufacture, use, sale, or other disposition by LICENSEE, or its vendees or transferees, of products incorporating or made by use of LICENSED INVENTIONS.

14. The grant of this License or anything related thereto shall not be construed to confer on any person any immunity from or defenses under the antitrust laws of from a charge of patent misuse, and the acquisition and use of rights pursuant to this License shall not be immunized from the operation of State or Federal law by reason of the source of grant.

15. Nothing contained in this License shall be interpreted to give LICENSEE any rights with respect to any invention(s) other than the LICENSED INVENTIONS.

16. If the License involves application(s) for Letters of Patent, LICENSOR makes no representation or warranty that Letter of Patent will issue on such patent applications (s).

17. This License may be terminated by LICENSOR in whole or in part, (a) if DOE determines that licensee is not executing the plan submitted with its request for license, and that licensee has not otherwise demonstrated to the satisfaction of DOE that it has taken, or can be expected to take within the practical application target period specified herein, effective steps to achieve practical application of the invention and to continue thereafter to make the benefits of the invention reasonably accessible to the public, (b) for failure to make any payments or periodic reports required by this License, (c) for willfully making a false statement, willful omission, or misrepresentation of a material fact in the License application and follow-up correspondence which resulted in this License, or an any required report, (d) for substantial breach of any covenant or agreement contained herein, or (e) of DOE determines that such action is necessary to meet requirements for public use as specified by Federal regulations used after the date of the license, and such requirements are not reasonably satisfied by the LICENSEE.

18. Before modifying or terminating this License for any cause, LICENSOR shall furnish LICENSEE, and to any sublicensee of record, a written notice of LICENSOR'S intention to modify or terminate the License, with reasons therefore, and LICENSEE, and any sub licensee of record, shall be allowed sixty (60) days from the date of the mailing of such notice to remedy any breach of any term or condition referred to in the notice, or to shoe cause why the License should not be modified or terminated.

19. It shall be sufficient giving of any notice or other communication in writing by a Party to this License to the other Party, if the Party desiring to give such notice or other communication shall deposit a copy of such notice or other communication in the Post Office for transmission by registered or certified mail in an envelope properly addressed to the address set forth herein, or at such other address furnished as specified herein. The date of such notice or other communication shall be construed to be the date on which said copy was deposited in the Post Office in an envelope properly addressed and mailed, as aforesaid. The Post Office receipt showing the deposit of such envelope and the date of such deposit shall be prima facie evidence of these facts.

20. LICENSEE has a right to appeal, in accordance with procedures specified in 10 CFR 781, any decision concerning the modification or termination, in whole or in part, of this License.

21. LICENSEE may terminate this License, after the first or any subsequent anniversary date of this License, upon not less than sixty (60) days prior written notice to the LICENSOR.

22. LICENSEE is responsible for compliance with all applicable Federal, state and local regulatory requirements, including, without limitation, compliance with U.S. Export Control statutes and regulations.

23. LICENSEE shall mark all licensed products in accordance with the statutes of the United States relating to marking of patented articles (35 U.S.C. 287).

24. In the event of any legal proceeding challenging the validity of LICENSED INVENTIONS, LICENSOR shall promptly provide notice thereof to LICENSEE. LICENSEE and LICENSOR shall, within thirty days of said notice, mutually agree on an appropriate level of cost-sharing of direct and indirect expenses that may be involved in participating in defending the validity of LICENSED INVENTIONS. If mutual agreement cannot be reached within said thirty day period, LICENSOR may take any action at its discretion concerning the subject matter thereof, including allowing the LICENSED INVENTION, and therefore this EXCLUSIVE LICENSE, to lapse.

IN WITNESS WHEREOF, the Parties have executed this Agreement as the date and year first written above.



                      UNITED STATES DEPARTMENT OF ENERGY

                      BY:  /s/ PD
                         -------------------
                      Assistant General Counsel
                      for Technology Transfer
                      and Intellectual Property

WITNESS:

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                       HYDROGEN, LLC

                       BY: /s/ Joshua Tosteson
                           -------------------------
                           Joshua Tosteson President

WITNESS:

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